Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Auditors” in the Summary section of the Prospectus and “Accountants and Legal Counsel” in the Statement of Additional Information in Amendment No. 2 to the Registration Statement (Form N-2 No. 333-169080 and No. 811-22460) and related Prospectus of Morgan Creek Global Equity Long/Short Fund.

/s/ Ernst & Young LLP

Raleigh, North Carolina
September 9, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 26, 2011, with respect to the Morgan Creek Opportunity Offshore Fund, Ltd., in Amendment No. 2 to the Registration Statement (Form N-2 No. 333-169080 and No. 811-22460) and related Prospectus of Morgan Creek Global Equity Long/Short Fund.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
September 9, 2011